                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement              / /  Confidential, For Use of
                                                   the Commission Only (as
                                                   permitted by Rule 14a-
                                                   6(e)(2))

/X/  Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           OCUREST LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if Other Than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

(2)       Aggregate number of securities to which transactions applies:


--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

(4)       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)       Total fee paid:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

--------------------------------------------------------------------------------

         (2)      Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

         (3)      Filing party:

--------------------------------------------------------------------------------

         (4)      Date filed:

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
                           OCUREST LABORATORIES, INC.
                                 P.O. BOX 30338
                          PALM BEACH GARDENS, FL 33420


             NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
                                  SHAREHOLDERS

                                DECEMBER 30, 1997

NOTICE IS HEREBY GIVEN that a Special Meeting in lieu of Annual Meeting of Shareholders of Ocurest Laboratories, Inc. (the "Company") will be held at 11:00 A.M., local time, on December 30, 1997 at 185 E. Indiantown Road, Jupiter, Florida 33477 for the following purposes:

                  1. To elect one member of the Company's Board of Directors.

                  2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 5, 1997 will be entitled to notice of and to vote at the Special Meeting in lieu of Annual Meeting of Shareholders.


                       BY ORDER OF THE BOARD OF DIRECTORS
                            LARRY M. REID, SECRETARY

JUPITER, FLORIDA
DECEMBER 15, 1997

                                    IMPORTANT

IT IS IMPORTANT THAT AS MANY SHARES AS POSSIBLE BE VOTED IN PERSON OR BY PROXY, THEREFORE, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. THE RETURN OF A PROXY WILL NOT AFFECT, IMPAIR OR RESTRICT YOUR RIGHTS AS A SHAREHOLDER TO REVOKE THE PROXY OR TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON. IT WILL HOWEVER, HELP TO AVOID ADDED PROXY SOLICITATION COSTS.

                           OCUREST LABORATORIES, INC.
                                 P.O. BOX 30338
                          PALM BEACH GARDENS, FL 33420


                                 PROXY STATEMENT

The enclosed proxy is being solicited by Ocurest Laboratories, Inc. Inc. (the "Company") for use at the Special Meeting in lieu of Annual Meeting of Shareholders to be held at 11:00 A.M., local time, on December 30, 1997 at 185
E. Indiantown Road, Jupiter, Florida 33477 and any adjournment or adjournments thereof. The Company has been advised by the member of the Board of Directors that he intends to vote in favor of the proposal described below. This Proxy Statement and the accompanying form of Proxy are first being sent to shareholders on or about the date hereof.

                          OUTSTANDING VOTING SECURITIES

At the close of business on December 5, 1997 (the "record date"), there were 4,190,340 shares of common stock of the Company issued and outstanding. Each such share of common stock is entitled to one vote on each matter submitted to shareholders. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

The following table sets forth certain information as of December 5, 1997 with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the Company's common stock, $.008 par value, and such common stock beneficially owned by its director and nominee as director and by the directors and executive officer as a group:

==========================================================================================================================
NAME AND ADDRESS OF BENEFICIAL                                       NUMBER OF SHARES                 APPROXIMATE
       OWNER (1)                                                       BENEFICIALLY                     PERCENT
                                                                           OWNED                        OF CLASS
--------------------------------------------------------------------------------------------------------------------------
Larry M. Reid (2)                                                        68,602 (3)                       1.6%
--------------------------------------------------------------------------------------------------------------------------
Focus on 4, Ltd.                                                       2,000,000 (4)                     38.5%
4 Forty Lane
Wembly, Middlesex
London HA99EB, England
--------------------------------------------------------------------------------------------------------------------------
Ralph H. Laffler (2)                                                    450,846 (5)                      10.7%
--------------------------------------------------------------------------------------------------------------------------
Robert M. Kassenbrock                                                   344,520 (6)                       7.9%
11151 Ridge Knoll Rd.
Evansville, IN 47710
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Edmund G. Vimond, Jr.                                                   307,817 (7)                       7.1%
6967 Country Lakes Circle
Sarasota, FL 34243
--------------------------------------------------------------------------------------------------------------------------
Maurice Porter                                                          242,398 (8)                       5.6%
P.O. Box 4309
Tequesta, FL 33469
--------------------------------------------------------------------------------------------------------------------------
RAF Financial Corporation                                               240,000 (9)                       5.4%
One Norwest Center
1700 Lincoln St., 32nd Floor
Denver, CO 80203
--------------------------------------------------------------------------------------------------------------------------
Executive Officer and Director                                           68,602(3)                        1.6%
as a group (1 person)
--------------------------------------------------------------------------------------------------------------------------

(1) Unless otherwise noted below, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(2) Messrs. Laffler and Reid may receive correspondence c/o Ocurest Laboratories, Inc., P.O. Box 30338, Palm Beach Gardens, FL 33420.

(3) Includes 51,713 shares which are held jointly with Mr. Reid's spouse, 4,389 shares which may be purchased upon exercise of warrants and 12,500 which may be purchased upon exercise of options. Does not include 23,438 shares underlying options which may not be exercised during the 60 day period subsequent to the date hereof.

(4) Includes 1,000,000 shares which may be purchased upon exercise of warrants

(5)      Includes 4,500 shares which may be purchased upon exercise of options.

(6) Includes shares which are held jointly with Mr. Kassenbrock's spouse and 149,000 shares which may be purchased upon exercise of options and warrants.

(7) Includes 142,810 shares which may be purchased upon exercise of options and warrants.

(8) Includes 139,709 shares which may be purchased upon exercise of options and warrants.

(9)      Represents shares which may be purchased upon exercise of warrants.

                                VOTING PROCEDURE

Shares cannot be voted at the meeting unless the owner of record at the close of business on the record date for the Special Meeting in lieu of Annual Meeting is present to vote in person or is represented by a valid proxy. The enclosed proxy is a means by which a shareholder may authorize the voting of his shares at the Special Meeting in lieu of Annual Meeting. All shares represented by valid proxies received by the Company prior to the time they are voted will be voted as specified by the shareholder. A proxy may be revoked by the shareholder at any time prior to the time it is voted by the delivery of written notice of the revocation to the secretary of the Company or by voting in person at the Special Meeting in lieu of Annual Meeting.

All votes, including those made by ballot or proxy, will be counted by one or more persons to be appointed by the Company prior to the Special Meeting in lieu of Annual Meeting. The Company is entitled to reject a vote or proxy appointment if such persons or the Company's secretary, acting in good faith, have reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. Abstentions and broker non-votes will be counted only for the purpose of determining if a quorum is present.

In the event that sufficient votes are not received for approval of any of the proposals to be considered at the Special Meeting in lieu of Annual Meeting, persons named as proxies may propose one or more adjournments of the meeting aggregating not more than 120 days to permit further solicitation of proxies. Any such adjournment or adjournments will require the affirmative vote of the holders of a majority of the Company's shares present in person or by proxy at the Special Meeting in lieu of Annual Meeting in. Persons named as proxies will vote in favor of such adjournment those proxies which instruct them to vote in favor of any of the proposals to be considered at the adjourned meeting and will vote against any such adjournment those proxies which instruct them to vote against or abstain from voting on all of the proposals to be considered at the adjourned meeting. The costs of such additional solicitation and of any adjourned session will be borne by the Company.

                               PROXY SOLICITATION

Proxies will be solicited primarily by mail. The cost of the solicitation will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies by telephone, facsimile transmission, telegraph, courier or in person. These persons will receive no compensation therefor but will be reimbursed by the Company for any expenses incurred thereby. Arrangements will be made by the Company with brokers, nominees, fiduciaries and other custodians to reimburse them for their charges and expenses in forwarding proxy materials to the beneficial owners of shares registered in their names.

The majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Special Meeting in lieu of Annual Meeting. A nominee for election to the Board of Directors will be elected if he receives a plurality of the votes cast by the shares entitled to vote in the election if a quorum is present.

                              ELECTION OF DIRECTORS

It is intended that at the Special Meeting in lieu of Annual Meeting of Shareholders, shares represented by proxies in the enclosed form will be voted for the election of Larry M. Reid unless otherwise instructed on such form. Mr. Reid has consented to be named and to serve, if elected. If Mr. Reid should unexpectedly become unable to serve as a director, proxies will be voted according to the best judgment of the person or persons acting under the proxies.

Each director holds such position until the next annual meeting of the Company's shareholders and until his respective successor has been elected and qualifies. Any of the Company's directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of the Company's then outstanding Common Stock.

Mr. Reid, age 52, has held his present positions with the Company since October 14, 1997. Mr. Reid was an executive officer of the Company from May 1991 to February 1997. Mr. Reid is the chief executive officer of Reid Capital Resources, Inc., a management consulting firm.

Mr. Reid is the Company's sole officer and director.

                             EXECUTIVE COMPENSATION

The following table (the "Summary Table") sets forth certain information with respect to all compensation paid by the Company during the years indicated to
(i) the Company's chief executive officer and (ii) the Company's four most highly compensated executive officers other than the chief executive officer who served as such on December 31, 1996 and whose total annual salary exceeded $100,000 (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

=============================================================================================================================
                                                                                                        LONG TERM
                                                                                                       COMPENSATION

             NAME AND PRINCIPAL                 YEAR                        SALARY                        SHARES
                  POSITION                                                                              UNDERLYING
                                                                                                         OPTIONS
                                                                                                         GRANTED
=============================================================================================================================
Edmund G. Vimond, Jr.,                                1996                 $150,000                        -0-
Chief Executive Officer
                                              -------------------------------------------------------------------------------
                                                      1995                 $150,000                       31,250
                                              -------------------------------------------------------------------------------
                                                      1994                 $100,000                        -0-
-----------------------------------------------------------------------------------------------------------------------------
Larry M. Reid, Vice                                   1996                 $115,000                        -0-
President and Chief
Financial Officer
                                              -------------------------------------------------------------------------------
                                                      1995                 $115,000                       23,438
                                              -------------------------------------------------------------------------------
                                                      1994                  $76,800                        -0-
=============================================================================================================================

The Company's present management is not aware of any other compensation not otherwise referred to herein paid or awarded by the Company to the Named Officers during 1994, 1995 and 1996, the aggregate amount of which compensation, with respect to any such person, exceeded the lesser of $50,000 or 10% of the annual salary reported in the Summary Compensation Table for such person.

The following table sets forth certain information with respect to individual grants of options to each of the Named Officers and Jack Carlson since January 31, 1996:

================================================================================================================================

                                                                 PERCENT
                                                                OF TOTAL
                                        NUMBER OF                OPTIONS
                                         SHARES                GRANTED TO
                                       UNDERLYING                                      EXERCISE               EXPIRATION
                                         OPTIONS                EMPLOYEES                PRICE                   DATE
                                                                 FISCAL
             NAME                                                 YEAR
--------------------------------------------------------------------------------------------------------------------------------
Edmund G.
Vimond, Jr.                              75,000                    27%                   $1.00                 8/20/07

--------------------------------------------------------------------------------------------------------------------------------
Larry M. Reid                              -0-                     -0-                    -0-                    -0-
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
John F. Carlson                          75,000                    27%                   $4.80                  7/1/06
                                ------------------------------------------------------------------------------------------------
                                         125,000                   46%                   $1.00                 8/20/07
================================================================================================================================

During the year ended December 31, 1996, none of the Named Officers exercised any options issued by the Company. At that date, none of the options issued by the Company to the Named Officers was in-the-money.

There are no standard or other arrangements pursuant to which any director of the Company is or was compensated during the Company's last fiscal year for services as a director, for committee participation or special assignments.

The Company does not have any compensatory plan or arrangement, including payments to be received from the Company, with respect to a Named Officer, which plan or arrangement results or will result from the resignation, retirement or any other termination of such person's employment with the Company or from a change in control of the Company or a change in such person's responsibilities following a change in control and the amount involved, including all periodic payments or installments, exceeds $100,000.

                              EMPLOYMENT AGREEMENTS

Messrs. Vimond and Reid each entered into employment agreements with the Company for a three-year period which commenced on January 1, 1994. Mr. Carlson entered into an employment agreement with the Company for an eighteen-month period which commenced July 1, 1996. Each of such employment agreements was to continues thereafter for successive one year terms except upon notice to the contrary given by the Company or the respective executive officer at least ninety days prior to the end of the then current term. Each of Messrs. Vimond and Reid were initially entitled to receive a base salary of $75,000 and $57,500 per annum, respectively. The foregoing salaries were increased to $150,000 and $115,000, respectively, effective January 1, 1995. Prior to July 1, 1997, Mr. Carlson received a salary of $125,000 per annum which was increased to $135,000 on that date. All of the foregoing employment agreements were terminated in 1997.

Each present or future executive officer is eligible to receive salary increases as well as incentive compensation pursuant to the 1992 Stock Option Plan or other incentive compensation plan which may be established by the Company. Any such eligibility must be determined by the vote of Company's Board of Directors, including a majority of the directors other than the Company's executive officers.

                             1992 STOCK OPTION PLAN

In 1992, the Company adopted a Stock Option Plan (the "1992 Stock Option Plan") in order to induce certain individuals to remain in the employ or service of the Company; to attract new individuals to enter into such employment and service; and to encourage such individuals to secure or increase on reasonable terms their equity ownership in the Company. Options granted under the 1992 Stock Option Plan may be "incentive stock options," as that term is defined in the Internal Revenue Code of 1986, as amended or "non-incentive stock options" as described below. An aggregate of 53,500 shares of the Company's Common Stock are available for issuance upon exercise of options that have been granted under the 1992 Stock Option Plan. Such options have exercise prices ranging from $1.00 to $4.00 per share and expire from 2002 to 2007. To the extent that any such options expire or terminate without having been exercised, they may be reissued under the 1992 Stock Option Plan. The 1992 Stock Option Plan is to be administered by a committee, the members of which are not eligible to participate in the 1992 Stock Option Plan because of such duties. Incentive stock options may be granted only to employees of the Company. Non-incentive stock options may be granted only to (a) employees of the Company, (b) directors of the Company who are not employees, certain independent contractors hired by the Company, and (d) certain employees of a corporation which is acquired by the Company. The exercise price of incentive stock options shall not be less than the fair market value of a share of the Common Stock on the date of the grant. The exercise price of non-incentive stock options shall not be less than 85% of the fair market value of a share of the Common Stock on the date of the grant. In the event that the fair market value of a share of the Company's Common Stock declines below the exercise price of an option, the committee may at any time reduce such exercise price with the prior approval of the Company's Board of Directors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

In 1995, Edmund G. Vimond, Jr. and Larry M. Reid accepted 37,337 shares of Common Stock and 14,957 shares of Common Stock, respectively, at values ranging from $4.50 per share in February 1995 to $2.32 per share in December 1995 as payment for a portion of their respective salaries.

In January 1996, Ralph H. Laffler purchased 75,000 shares of Common Stock for $130,000 upon exercise of warrants previously issued to him by the Company. During the same month Mr. Laffler and Maurice Porter converted the Company's indebtedness to them of approximately $525,000 and $52,000, respectively, into 226,334 shares and 22,480 shares of Common Stock, respectively.

In January 1996 Fred E. Ahlbin purchased 40,000 shares of Common Stock t $2.50 a share.

In February 1996 Robert M. Kassenbrock and his spouse purchased an aggregate of 180,000 shares of Common Stock at $2.50 per share. Half of such shares were registered by the Company under the Securities Act of 1933.

In March 1996, the spouse of Mr. Vimond loaned $50,000 to the Company for which she received a ninety day promissory note bearing interest at the rate of 12% per annum and 25,000 warrants. Each of the warrants entitles its holder to purchase one share of Common Stock at an exercise price of $2.50 a share on or before June 30, 2000 (the "$2.50 Warrants"). During the same month Mr. Laffler received 5,000 $2.50 Warrants in connection with loans made by him to the Company in the amounts of $10,000 In connection with such loans Mr. Laffler received ninety day promissory notes bearing interest at the rate of 12% per annum.

In March 1996, Mr. Reid accepted 3,256 shares of Common Stock as payment for $8,140 of salary owed to him by the Company.

On July 12, 1997, the Company sold 1,000,000 units (the "Units") to Focus on 4, Ltd. ("Focus"). Each of the Units consists of one share of common stock and a Class A Redeemable Common Stock Purchase Warrant. Each such Warrant entitles the registered holder thereof to purchase one share of the Company's common stock for $4.80 per share, subject to adjustments in certain circumstances, until November 12, 1999. The Units were sold pursuant to a Sales Representative Agreement pursuant to which Focus agreed to develop and implement a marketing program and plan for sales for the Company initially in England and thereafter in the remainder of Europe and the Middle East. Focus also agreed to perform certain other functions in connection with the foregoing. In consideration of Focus' promises, the Company issued the Units to Focus and further agreed to pay Focus commissions ranging of 2% and 5%, as the case may be, of net paid invoices received from customers or distributors introduced to the Company by Focus. The Sales Representative Agreement continues for a term of six years. Pursuant to the Sales Representatives Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission not later than August 10, 1997 which, upon the effectiveness thereof, would permit Focus to publicly offer and sell the Units in the United States. The Company has not prepared or filed such registration statement.

Options for the purchase of 31,250 shares of the Company's Common Stock at $4.80 per share were granted to Mr. Vimond in 1995. Such options were not to become exercisable unless the Company achieved net sales of not less than $20 million in any consecutive twelve month period prior to January 1, 1999. In August 1997, such condition was eliminated.

In September 1996, the Company borrowed $200,000 from Mr. Kassenbrock. The Company repaid such amount, plus accrued interest thereon at the annual rate of 12%, from the net proceeds of the

Company's initial public offering. In connection with the transaction with Mr. Kassenbrock, the Company issued a warrant to him for the purchase of 100,000 shares of the Company's Common Stock at $2.40 per share. The Company has granted piggy back registration rights with respect to such shares.

In December 1996, Mr. Vimond loaned $30,000 to the Company and received the Company's promissory note in that the principal amount which matured on May 30, 1997. Mr. Vimond subsequently converted the promissory note and accrued interest of $2,000 into 42,666 shares of the Company's Common Stock.

In February 1997, Mr. Reid resigned as an Officer and Director of the Company and entered into a Termination Agreement. Pursuant to the Termination Agreement, the Company agreed to pay severance compensation of $115,000 to Mr. Reid in eleven annual monthly installments, subject to certain acceleration provisions which did not materialize. The Company and Mr. Reid executed general releases in favor of each other and Mr. Reid agreed not to compete with the Company for a two-year period. In April 1997, the Termination Agreement was amended to reduce the severance compensation payable to Mr. Reid to $38,332, all of which has been paid.

On October 14, 1997, holders of the majority of the shares of the Company's outstanding common stock removed John F. Carlson and Mr. Vimond as the sole members of the then Board of Directors of the Company and elected Messrs. Laffler and Reid as the sole members of the Board of Directors. On the same day, the Company's Board of Directors elected Mr. Reid as the Company's president, secretary and treasurer. On December 3, 1997, Mr. Laffler resigned from the Board of Directors.

The Company and Reid Capital Resources, Inc. ("RCR") have entered into a Consulting Agreement (the "Consulting Agreement"). Pursuant to the Consulting Agreement, RCR is entitled to receive a monthly fee of $10,000 in consideration for consulting services to be rendered to the Company for which the RCR has agreed to devote 20 days per month. The Consulting Agreement terminates in October 1998 or upon such earlier time as RCR may become unable to perform its duties thereunder or upon the death of Mr. Reid. All of the outstanding equity securities of RCR are owned by Mr. Reid, his spouse and his children.

In October 1997, Mr. Laffler loaned $100,000 to the Company and received the Company's promissory note in that principal amount. The promissory note bears interest at 7% per annum and matures in May 1998 and is secured by all of the Company's property other than that assigned or pledged to JMR Funding, Inc.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of any Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 (the "Exchange Act") during the Company's most recent fiscal year and any Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written responses referred to in subparagraph
(b)(2)(i) of Item 405 of Regulation S-B, the following persons who at were at any time during the fiscal year ended December 31, 1996 was a director, officer, to the knowledge of the Company a beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, failed to file on a timely basis, as disclosed in Forms 3, 4 and 5, reports required by Section 16(a) of the Exchange Act during 1996:

                                 Fred E. Ahlbin
                                 John F. Carlson
                                Ralph H. Laffler
                                Robert S. Marker
                                 Maurice Porter
                                  Larry M. Reid
                              Edmund G. Vimond, Jr.

Other than Messrs. Laffler and Reid, each of the foregoing persons has failed to file an Initial Statement of Beneficial Ownership on Form 3. Messrs. Laffler's and Reid's reports on Form 3 were not filed on a timely basis. The Company is not aware of any transactions not reported upon during the 1996.

                          ANNUAL AND QUARTERLY REPORTS

Enclosed with the Proxy Statement is a copy of the Company's Annual Report to Shareholders and Quarterly Report for the quarter ended September 30, 1997 on Form 10-QSB.


                  SHAREHOLDER PROPOSALS FOR THE COMPANY'S 1998
                         ANNUAL MEETING OF SHAREHOLDERS

Any of the Company's shareholders who wish to submit proposals for inclusion in its proxy statement and form of proxy relating to the Annual Meeting of Shareholders, if such meeting is held, must be sure that all such proposals are received by the secretary of the Company on or before March 31, 1998. It is expected that, if such meeting be held, such proxy statement will be mailed to shareholders on or before April 30, 1998 and that the Annual Meeting of Shareholders will be held in May 1998.

                                  OTHER MATTERS

The Company's management does not know of any other matters to be presented at the Special Meeting in lieu of Annual Meeting other than those stated above. If any other business should come before the Special Meeting in lieu of Annual Meeting, proxies will be voted thereon in accordance with the views of the Company's management.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON ENTITLED TO VOTE AT THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1996. ANY SUCH REQUEST SHALL BE DIRECTED TO LARRY M. REID, PRESIDENT, OCUREST LABORATORIES, INC., P.O. BOX 30338, PALM BEACH GARDENS, FLORIDA 33420.


DATED:  DECEMBER 15, 1997


                       BY ORDER OF THE BOARD OF DIRECTORS

                           OCUREST LABORATORIES, INC.

             PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                         TO BE HELD ON DECEMBER 30, 1997

The undersigned hereby constitutes and appoints Ralph H. Laffler and Larry M. Reid as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Special Meeting in lieu of Annual Meeting of Shareholders of Ocurest Laboratories, Inc. (the "Company") to be held at 11:00 A.M., local time, on December 30, 1997 at 185 E. Indiantown Road, Jupiter, Florida 33477 and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement:

                  1.       FOR   / /     AGAINST   / /      ABSTAIN   / /

                           To elect Larry M. Reid as the sole member of the Company's Board of Directors.

                  2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR ITEM 1 WHICH HAS BEEN PROPOSED BY THE COMPANY. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

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
THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the Items herein.

DATED:            , 1997
      ------------                     ----------------------------------------
                                            (SIGNATURE)


                                       ----------------------------------------
                                            (SIGNATURE)

         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. PLEASE SIGN DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                                        2